UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 2, 2008

PepperBall Technologies, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101, San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective September 19, 2008, the previously announced merger between Security With Advanced Technology, Inc., and PepperBall Technologies, Inc. was completed. On September 29, 2008, the Company’s Articles of Incorporation were amended to change the Company’s name from “Security With Advanced Technology, Inc.” to “PepperBall Technologies, Inc.” (the “Company” or “PTI”). Security With Advanced Technology, Inc’s., auditors prior to the merger were GHP Horwath, P. C. (“GHP”). Pepperball Technologies, Inc’s., auditors prior to the merger were Haskell & White LLP (“H&W”).

(a)     Dismissal of independent registered public accounting firm.

On October 2, 2008, the Audit Committee of the Board of Directors of PepperBall Technologies, Inc. dismissed GHP as PTI’s independent registered public accounting firm. The dismissal is the result of a competitive proposal process.

The report of GHP on the consolidated financial statements of PTI (then known as Security With Advanced Technology, Inc.) for the year ended December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except the report contained a going concern opinion expressing substantial doubt about the ability of PTI to continue as a going concern.

The report of GHP on the consolidated financial statements of PTI (then known as Security With Advanced Technology, Inc.) for the year ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except the report contained an explanatory paragraph referring to PTI’s adoption Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and included a going concern opinion expressing substantial doubt about the ability of PTI to continue as a going concern.

During PTI’s two most recent fiscal years ended December 31, 2007 and 2006 and from January 1, 2008 through October 2, 2008, there were no disagreements with GHP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to GHP’s satisfaction, would have caused GHP to make reference to the subject matter of such disagreements in connection with its reports on PTI’s consolidated financial statements for such years.

During PTI’s two most recent fiscal years ended December 31, 2007 and 2006 and from January 1, 2008 through October 2, 2008, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K.

PTI has provided GHP with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested GHP to furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of GHP’s letter dated October 6, 2008 is attached hereto as Exhibit 16.1 to this Form 8-K.

(b)     Engagement of new independent registered public accounting firm.

On October 2, 2008, subject to the completion of required professional due diligence, the Audit Committee of the Board of Directors of PTI agreed to engage H&W as PTI’s new registered independent public accounting firm to audit PTI’s consolidated financial statements for the year ending December 31, 2008 and subsequent periods.  Pursuant to SEC Release 34-42266, H&W will also review PTI’s financial statements to be included in the Quarterly Reports on Form 10-Q commencing with the quarter ended September 30, 2008.

PTI, prior to the merger when known as Security With Advanced Technology, Inc., did not consult with H&W at any time prior to October 2, 2008, including PTI’s two most recent fiscal years ended December 31, 2007 and 2006, and the subsequent interim periods through the date of this Report, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on PTI’s consolidated financial statements, or any other matters or reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01   Exhibits.

(d)	Exhibits

Exhibit No	Description

16.1	Letter dated October 6, 2008 from GHP Horwath, P. C. to the U.S. Securities and Exchange Commission

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2008	PepperBall Technologies, Inc. (Registrant) By: /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer